                                                                                              Exhibit 27(l)

                                                                                              November 2, 2004

Pruco Life of New Jersey Insurance Company
213 Washington Street
Newark, New Jersey 07102-2992

To Pruco Life of New Jersey Insurance Company:

This opinion is  furnished in  connection  with the  registration  by Pruco Life of New Jersey  Insurance  Company  ("Pruco Life of New
Jersey") of MPremier Variable  Universal Life Insurance  Contracts (the  "Contracts")  under the Securities Act of 1933. The prospectus included in  Pre-Effective  Amendment  No. 1 to  Registration  Statement  No.333-117796  on Form N-6 describes  the  Contracts.  I have reviewed the Contract form and I have participated in the preparation and review of the Registration Statement and Exhibits thereto.

I have  examined the  actuarial  assumptions  and  actuarial  methods  used in  determining  the  reasonableness  of contract  fees and charges.  In my opinion the fees and charges  assessed for this  Contract  form are  reasonable  in relation to the services  produced, expenses  incurred,  and risks assumed at the time the charges were determined or redetermined.  The factors  considered in determining the  reasonableness  of the fees and charges  may  include one or more of the  following:  innovation,  industry  practice,  reasonable profits, prior regulatory scheme, economic factors, compliance with other regulatory bodies, and underlying fund charges.

I have examined the actuarial  assumptions and actuarial  methods used in determining the  hypothetical  illustrations  included in the
prospectus.   In my opinion:

(1)      The  illustrations  of cash surrender  values,  death benefits  and/or any other values  illustrated  are consistent  with the provisions of the Contract and the Depositor's administrative procedures;
(2)      The rate structure of the Contract has not been designed,  and the  assumptions  for the  illustrations  (including  sex, age, rating  classification,  and premium  amount and payment  schedule)  have not been  selected,  so as to make the  relationship between  premiums and benefits,  as shown in the  illustrations,  appear to be materially  more  favorable  than for any other prospective purchaser with different assumptions; and
(3)      The illustrations are based on a commonly used rating  classification  and premium amount and ages appropriate for the markets in which the Contract is sold.

I hereby  consent to the use of this  opinion as an exhibit to the  Registration  Statement  and to the  reference to my name under the heading "Experts" in the prospectus.

Very truly yours,

_/s/___________________________________
Pamela A. Schiz, FSA, MAAA
Vice President and Actuary
The Prudential Insurance Company of America